EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-182451, 333-182165, 333-177143, 333-173568, 333-169710, 333-166162, 333-165977, 333-163267, 333-162349, 333-160948, 333-158001, 333-153715, 333-153714, 333-149081, 333-148529, 333-145714, 333-141341, 333-137699, 333-131894, 333-128745, 333-122289, 333-119547, 333-117121, 333-115082, 333-112465, 333-114162, 333-112272, 333-110003, 333-109387, 333-107729, 333-106748, 333-104267, 333-102610, 333-101782, 333-100272, 333-98575, 333-91788, 333-85930, 333-85352, 333-76034, 333-76266, 333-57676, 333-89761, and 333-67317, on Form S-3 and in Registration Statement Nos. 333-173393, 333-140176 and 333-155497 on Form S-8 of our report, dated July 16, 2012, relating to the consolidated financial statements and financial statement schedules of Investors Real Estate Trust and subsidiaries, and the effectiveness of Investors Real Estate Trust and subsidiaries’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of Investors Real Estate Trust for the year ended April 30, 2012.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
July 16, 2012